Exhibit 99.1

Reviva Reports Third Quarter 2023 Financial Results and Recent Business Highlights

- RECOVER global Phase 3 trial successfully met all primary and secondary endpoints with statistically significant and clinically meaningful reductions across all major symptom domains at week 4 with 50 mg of brilaroxazine vs. placebo in schizophrenia –

- Consistent Phase 3 RECOVER and Phase 2 REFRESH findings reinforce meaningful improvements across domains, well-tolerated safety, and low discontinuation rates for brilaroxazine vs. placebo –

- Topline data from 1-year open-label extension (OLE) trial expected Q4 2024 -

Cupertino, Calif., November 14, 2023 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a late-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), respiratory and metabolic diseases, today reported financial results for the third quarter ended September 30, 2023 and summarized recent business highlights.

“Our brilaroxazine clinical program continues to advance, and we were pleased to recently announce positive topline results for our global Phase 3 RECOVER trial in adults with schizophrenia. The RECOVER trial met all primary and secondary endpoints with statistically significant and clinically meaningful reductions across all major symptom domains at week 4 with 50 mg of brilaroxazine compared to placebo,” said Laxminarayan Bhat, Ph.D., Founder, President, and CEO of Reviva. “Importantly, we saw generally consistent, clinically significant efficacy and safety findings across our Phase 2 REFRESH and Phase 3 RECOVER trials further reinforcing brilaroxazine’s competitive profile. We expect to report long-term data from our OLE trial in the fourth quarter of 2024 and initiate a registrational Phase 3 RECOVER-2 trial in the first quarter of 2024, which if successful will help support our planned New Drug Application (NDA) submission to the U.S. Food and Drug Administration (FDA) expected in 2025.”

Recent Business Highlights

●

Announced positive topline results and successful completion of Reviva’s pivotal Phase 3 RECOVER trial evaluating the efficacy, safety and tolerability of once-daily brilaroxazine in adults with schizophrenia (October 2023)

o

Trial successfully met its primary endpoint, with brilaroxazine at the 50 mg dose achieving a statistically significant and clinically meaningful 10.1-point reduction in Positive and Negative Syndrome Scale (PANSS) total score compared to placebo (-23.9 brilaroxazine 50 mg vs. -13.8 placebo, p<0.001) at week 4.

o	Brilaroxazine achieved statistically significant and clinically meaningful reductions in all major symptom domains and secondary endpoints at week 4 with the 50 mg dose vs. placebo.

o	The 15 mg dose of brilaroxazine was numerically superior to placebo on the primary endpoint and most secondary endpoints and reached statistical significance on two key secondary endpoints.

o	Generally well-tolerated with a side effect profile comparable to placebo for the 15 and 50 mg doses of brilaroxazine; discontinuation rates for brilaroxazine lower than placebo.

●	Over 50% of patients currently enrolled in the 1-year OLE study for brilaroxazine in schizophrenia

Anticipated Milestones and Events

●	Topline data from 1-year open-label extension (OLE) trial expected Q4 2024

●	Initiation of a registrational Phase 3 RECOVER-2 trial expected Q1 2024

●	May initiate Phase 2a studies in bipolar disorder, major depressive disorder, and attention deficit hyperactive disorder in 2024

●	Submit investigational new drug application (IND) for liposomal-gel formulation of brilaroxazine in psoriasis expected in 2024

●	Pursue partnership opportunities for the development of our pipeline

●	Evaluate grant and other non-dilutive financing opportunities for our product candidates from Federal and State Healthcare Agencies and Foundations

Third Quarter 2023 Financial Results

The Company reported a net loss of approximately $10.5 million, or ($0.44) per share, for the three months ended September 30, 2023, compared to a net loss of approximately $3.5 million, or ($0.18) per share, for the same period in 2022.

As of September 30, 2023, the Company’s cash totaled approximately $5.0 million compared to approximately $18.5 million as of December 31, 2022.

First Nine Months Fiscal Year 2023 Financial Results

The Company reported a net loss of approximately $29.5 million, or ($1.30) per share, for the nine months ended September 30, 2023, compared to a net loss of approximately $16.2 million, or ($0.87) per share, for the same period in 2022.

About Brilaroxazine

Brilaroxazine is an in-house discovered new chemical entity with potent affinity and selectivity against key serotonin and dopamine receptors implicated in schizophrenia and its comorbid symptoms. Positive topline data from the global Phase 3 RECOVER trial in schizophrenia demonstrated the trial successfully met all primary and secondary endpoints with statistically significant and clinically meaningful reductions across all major symptom domains at week 4 with 50 mg of brilaroxazine vs. placebo with a generally well-tolerated side effect profile comparable to placebo and discontinuation rates lower than placebo. Positive data from a clinical drug-drug interaction (DDI) study investigating the potential effect of CYP3A4 enzyme on brilaroxazine in healthy subjects supports no clinically significant interaction when combined with a CYP3A4 inhibitor. Reviva believes that a full battery of regulatory compliant toxicology and safety pharmacology studies has been completed for brilaroxazine. Reviva intends to develop brilaroxazine for other neuropsychiatric indications including bipolar disorder, major depressive disorder (MDD) and attention-deficit/hyperactivity disorder (ADHD).

Additionally, brilaroxazine has shown promising nonclinical activity for inflammatory diseases psoriasis, pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF) with mitigation of fibrosis and inflammation in translational animal models. Brilaroxazine has already received Orphan Drug Designation by the U.S. FDA for the treatment of PAH and IPF conditions.

To learn more about the clinical and preclinical data available for brilaroxazine, please visit revivapharma.com/publications.

About Reviva

Reviva is a late-stage pharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system, inflammatory and cardiometabolic diseases. Reviva’s pipeline currently includes two drug candidates, RP5063 (brilaroxazine) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both RP5063 and RP1208 in the United States, Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s 1-year open label extension (OLE) trial evaluating the long-term safety and tolerability, registrational global, randomized 6-week Phase RECOVER-2 trial, the Company’s expectations regarding the anticipated clinical profile of its product candidates, including statements regarding anticipated efficacy or safety profile, and those relating to the Company’s expectations, intentions or beliefs regarding matters including product development, clinical and regulatory timelines and expenses, planned or additional studies, planned or intended regulatory submissions, market opportunity, ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential growth or expansion opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC

Bruce Mackle

bmackle@lifesciadvisors.com

Media Contact:

Kristin Politi

kpoliti@lifescicomms.com

(646) 876-4783

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2023 (unaudited) and December 31, 2022

	September 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$4,972,298	$18,519,856
Prepaid expenses and other current assets	414,743	403,819

Total Assets	$5,387,041	$18,923,675

Liabilities and Stockholders' Equity

Liabilities
Short-term debt	$222,500	$—
Accounts payable	5,278,375	3,520,271
Accrued expenses and other current liabilities	7,532,187	2,519,569
Total current liabilities	13,033,062	6,039,840
Warrant liabilities	873,411	567,439
Total Liabilities	13,906,473	6,607,279

Commitments and contingencies (Note 7)

Stockholders' equity
Common stock, par value of $0.0001; 115,000,000 shares authorized; 22,650,266 and 20,447,371 shares issued and outstanding as of September 30, 2023, and December 31, 2022, respectively	2,265	2,045
Additional paid-in capital	112,185,998	103,485,612
Accumulated deficit	(120,707,695)	(91,171,261)
Total stockholders' equity	(8,519,432)	12,316,396

Total Liabilities and Stockholders' Equity	$5,387,041	$18,923,675

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Nine Months Ended September 30, 2023 and 2022

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating expenses
Research and development	$8,717,273	$2,305,981	$22,943,522	$12,650,388
General and administrative	1,991,774	1,256,972	6,571,629	3,882,210
Total operating expenses	10,709,047	3,562,953	29,515,151	16,532,598
Loss from operations	(10,709,047)	(3,562,953)	(29,515,151)	(16,532,598)
Other (expense) income
Gain (loss) on remeasurement of warrant liabilities	139,079	—	(305,972)	267,031
Interest expense	(5,901)	—	(20,414)	—
Interest income	91,763	53,150	341,854	68,710
Other income (expense)	5,194	(3,641)	(15,220)	(11,749)
Total other (expense) income, net	230,135	49,509	248	323,992
Loss before provision for income taxes	(10,478,912)	(3,513,444)	(29,514,903)	(16,208,606)
Provision for income taxes	12,117	1,864	21,531	12,414
Net loss	$(10,491,029)	$(3,515,308)	$(29,536,434)	$(16,221,020)

Net loss per share:
Basic and diluted	$(0.44)	$(0.18)	$(1.30)	$(0.87)

Weighted average shares outstanding
Basic and diluted	24,033,665	19,269,989	22,775,407	18,737,330